SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2012

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers.

On September 19, 2012, the Executive and Directors Resource Committee (the Committee) of the Board of Directors of Central Valley Community Bancorp (Company) recommended to the Board of Directors (Board) and the Board approved the grant of options to all the directors and senior managers listed below.  The grant date of the options was September 19, 2012 and the options were granted with an exercise price equal to the closing market price on the grant date of $8.02 per share and will vest 20% per year over a five-year period.  The options granted will expire ten years from the date of grant.  Each recipient of an option grant will enter into a nonstatutory option agreement or an incentive stock option agreement, as the case may be, under the Company’s 2005 Omnibus Incentive Plan, a form of which is filed as Exhibit 99.1 to this Form 8-K.

	Options granted
	Nonstatutory	Incentive Stock Options
Daniel N. Cunningham, Chairman of the Board	5,000
Sidney B. Cox, Director	5,000
Edwin S. Darden, Jr., Director	5,000
Daniel J. Doyle, Director, President and CEO	—	5,000
Steven D. McDonald, Director	5,000
Louis C. McMurray, Director	5,000
William S. Smittcamp, Director	5,000
Joseph B. Weirick, Director	5,000
David A. Kinross, Senior Vice President and CFO		2,500
Gary Quisenberry, Senior Vice President, Commercial and Business Banking		2,500
Lydia Shaw, Senior Vice President, Consumer and Retail Banking		2,500
Thomas L. Sommer, Senior Vice President, Credit Administrator		2,500

Item 9.01 (d) EXHIBITS

99.1                           Form of Stock Option Award Agreement for Central Valley Community Bancorp 2005 Omnibus Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: September 20, 2012	By:	/s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: President and Chief Executive Officer (principal executive officer)

2